Media Contact:
                                                            Kathleen Sieja
                                                            414/291-6950
FOR IMMEDIATE RELEASE:                                      Analyst Contact:
October 22, 1999                                            Joe Wenzler
                                                            414/291-6550

                       (WICOR POSTS RECORD THIRD QUARTER)

MILWAUKEE, WI (NYSE:WIC)-- Sustained strength in its manufacturing business put WICOR's third-quarter earnings in the black for the first time in what historically has been a loss quarter. Diluted earnings per share rose to 2 cents for the quarter, compared with a loss of 3 cents a year ago. Quarterly earnings climbed to $0.6 million from a $1.2 million loss in 1998. Revenues increased 14% to $197 million.

     WICOR's results improved despite expenses related to a proposed merger with Wisconsin Energy Corporation, said George E.Wardeberg, WICOR's chairman and chief executive officer. Merger costs of approximately $0.8 million, or approximately 2 cents per share, were charged against earnings for the period. Without the merger costs, WICOR would have posted diluted earnings per share of 4 cents, Wardeberg said. On June 27, 1999, WICOR entered into a merger agreement in which it will combine with Wisconsin Energy Corporation.

     "Over the years, we have steadily improved WICOR's performance during the non-heating season," Wardeberg said. "The positive results this quarter are no anomaly, but the results of a focused effort to increase profitability, manage costs and strategically grow the company."

     Manufacturing earnings jumped 31% to $7.2 million for the quarter, topping 1998's record third quarter performance, while revenues increased 17% to $127.8 million. Wardeberg attributed the earnings gain to higher sales and cost improvements.

     "Greater market penetration of our products, favorable weather and the strong American economy all contributed to the manufacturing group's stellar performance," Wardeberg said.

     Quarterly sales were up across the board, with the water systems and filtration markets turning in the most impressive increases. Hurricane-related flooding in the eastern United States generated heavy demand for drainer and utility pumps, Wardeberg

                                     (more)

WICOR/2

said. Filtration revenues tripled, reflecting the second-quarter acquisition of Omni Corporation.

     International sales rose 11% to $32.7 million during the quarter, helped by more favorable economies and improving market conditions in most sectors, Wardeberg said.

     The energy group improved its third-quarter performance, posting a loss of $6.5 million versus a loss of $6.7 million a year ago. Wardeberg noted that the group's results were reduced by the $0.8 million in merger costs for the period. For segment reporting purposes, all merger-related costs are reflected in the energy group's results. Without the merger costs, the energy group's loss would have been $5.7 million. Improved results from its two unregulated subsidiaries contributed to the energy group's stronger quarterly performance, Wardeberg said.

     For the nine months ending September 30, WICOR's earnings were up 19% to $35.5 million, or 94 cents per diluted share. Excluding merger costs, year-to-date earnings would have been $37.5 million and 98 cents per diluted share.

     "WICOR's unique combination of energy and manufacturing businesses continues to provide strength and balance, resulting in another solid performance for our shareholders," Wardeberg said. "We're well on the way to achieving our earnings goals for the year."*

     WICOR is a Milwaukee-based company operating six subsidiaries in energy services and pump manufacturing. They are Wisconsin Gas, WICOR Energy, FieldTech, Sta-Rite Industries, Hypro Corporation and SHURflo Pump Manufacturing Company. WICOR's Internet address is www.wicor.com.

                                      ****

* This is a forward-looking statement about WICOR's future plans and prospects that involves risks and uncertainties, including but not limited to general economic conditions, market demand for the company's products and services, the impact of weather on the company's businesses, and other factors described in the company's periodic reports filed with the Securities and Exchange Commission.

                                              WICOR, Inc. and Subsidiaries
                                     (Figures In Thousands Except per Share Amounts)

                                              Quarter Ended                      Year-to-Date                   Year-to-Date
                                              September 30,                      September 30,                      June 30,
                                         -----------------------     %     -----------------------     %    -----------------------
                                            1999        1998      Change      1999        1998      Change     1999        1998
                                         ----------- -----------  -------  ----------- -----------  ------  ----------- -----------
Consolidated Operating Data
Operating revenues                        $ 196,956   $ 172,746     14.0    $ 726,529   $ 695,952     4.4    $ 529,573   $ 523,206
Operating income                            $ 5,961   $     797    647.9    $  71,231   $  57,686    23.5    $  65,270   $  56,889
Net earnings (loss)                           $ 642   $  (1,211)   153.0    $  35,500   $  29,776    19.2    $  34,858   $  30,987
Basic earnings (loss) per share              $ 0.02   $   (0.03)   166.7    $    0.95   $    0.80    18.8
Diluted earnings (loss) per share            $ 0.02   $   (0.03)   166.7    $    0.94   $    0.79    19.0
Average shares outstanding (000's)           37,560      37,335      0.6       37,481      37,297     0.5
Average diluted shares outstanding (000's)   38,169      37,335      2.2       37,891      37,602     0.8


Consolidated Balance Sheet
Short-term debt                           $  51,257   $  58,205    (11.9)
Long-term debt and current maturities     $ 193,691   $ 183,010      5.8
Common equity                             $ 417,686   $ 395,082      5.7
Total assets                              $ 975,467   $ 934,991      4.3

Selected Consolidated Cash Flow Items
Net earnings                              $     642   $  (1,211)   153.0    $  35,500   $  29,776    19.2    $  34,858   $  30,987
Depreciation and amortization             $  14,411   $  13,418      7.4    $  42,944   $  41,231     4.2    $  28,533   $  27,813
Deferred income taxes                     $     221   $     247    (10.5)   $     442   $     650   (32.0)   $     221   $     403
Capital expenditures                      $  16,580   $  13,430     23.5    $  37,086   $  33,896     9.4    $  20,506   $  20,466

     Energy Operations
Revenues                                  $  69,110   $  63,351      9.1    $ 343,666   $ 340,615     0.9    $ 274,556   $ 277,264
Cost of gas sold                             42,298      39,728      6.5      201,678     211,226    (4.5)     159,380     171,498
                                          ----------  ----------            ---------- -----------           ----------  ----------
Gross margin                                 26,812      23,623     13.5      141,988     129,389     9.7      115,176     105,766
                                          ----------  ----------            ---------- -----------           ----------  ----------

Operation and maintenance                    22,518      21,846      3.1       77,359      73,684     5.0       54,841      51,838
Depreciation                                  8,975       8,418      6.6       26,605      25,139     5.8       17,630      16,721
Taxes, other than income taxes                1,964       2,196    (10.6)       6,186       7,022   (11.9)       4,222       4,826
                                          ----------  ----------            ----------  ----------           ----------  ----------
Total operating expenses                     33,457      32,460      3.1      110,150     105,845     4.1       76,693      73,385
                                          ----------  ----------            ----------  ----------           ----------  ----------
Operating (loss) income                      (6,645)     (8,837)    24.8       31,838      23,544    35.2       38,483      32,381
Interest expense                             (2,817)     (2,996)     6.0       (8,951)     (9,125)    1.9       (6,134)     (6,129)
Other income, net                              (485)      1,148   (142.2)        (637)      2,991  (121.3)        (152)      1,843
                                          ----------  ----------            ----------  ----------           ----------  ----------
(Loss) income before income taxes            (9,947)    (10,685)     6.9       22,250      17,410    27.8       32,197      28,095
Income tax (benefit) expense                 (3,401)     (4,003)    15.0        9,089       6,406    41.9       12,490      10,409
                                          ----------  ----------            ----------  ----------           ----------  ----------
Net (loss) earnings                       $  (6,546)  $  (6,682)     2.0    $  13,161   $  11,004    19.6    $  19,707   $  17,686
                                          ----------  ----------            ----------  ----------           ----------  ----------

Gas sold and transported (MDth)              15,296      14,327      6.8       85,908      79,933     7.5       70,612      65,606
Degree days                                     121          47    157.4        4,231       3,857     9.7        4,110       3,810
% (warmer) colder than 20-year normal         (21.9)      (69.7)                 (6.9)      (15.0)                (6.4)      (13.1)


       Manufacturing Operations
Revenues
  Domestic                                $  95,152   $  79,838     19.2    $ 279,824   $ 249,649    12.1    $ 184,672    $169,811
  International                              32,694      29,557     10.6      103,039     105,688    (2.5)      70,345      76,131
                                          ----------  ----------            ----------  ----------           ----------  ----------
Total revenues                              127,846     109,395     16.9      382,863     355,337     7.7      255,017     245,942
Cost of sales                                89,786      78,443     14.5      268,574     253,261     6.0      178,788     174,818
                                          ----------  ----------            ----------  ----------           ----------  ----------
Gross profit                                 38,060      30,952     23.0      114,289     102,076    12.0       76,229      71,124
Operating expenses                           25,454      21,318     19.4       74,896      67,934    10.2       49,442      46,616
                                          ----------  ----------            ----------  ----------           ----------  ----------
Operating income                             12,606       9,634     30.8       39,393      34,142    15.4       26,787      24,508
Interest expense                               (857)     (1,092)    21.5       (2,955)     (3,618)   18.3       (2,098)     (2,526)
Other income (expenses), net                     32         191    (83.2)         124          84    47.6           92        (107)
                                          ----------  ----------            ----------  ----------           ----------  ----------
Income before income taxes                   11,781       8,733     34.9       36,562      30,608    19.5       24,781      21,875
Income tax expense                            4,593       3,262     40.8       14,223      11,836    20.2        9,630       8,574
                                          ----------  ----------            ----------  ----------           ----------  ----------
Net earnings                              $   7,188   $   5,471     31.4    $  22,339   $  18,772    19.0    $  15,151   $  13,301
                                          ----------  ----------            ----------  ----------           ----------  -----------
